Company Contact: James R. McKnight, Jr. Chief Executive Officer 615-771-7575	Investor Relations: Kerry D. Massey Chief Financial Officer 615-771-7575
Diversicare Announces 2020 Fourth Quarter Results

BRENTWOOD, TN, (March 11, 2021) – Diversicare Healthcare Services, Inc. (OTCQX: DVCR), a premier provider of long-term care services, today announced its results for the fourth quarter ended December 31, 2020.
Fourth Quarter 2020 Highlights
•Net income from continuing operations was $2.0 million in the fourth quarter of 2020, compared to a net loss from continuing operations of $1.4 million in the fourth quarter of 2019.
•EBITDA for the quarter was $4.8 million, which was $2.1 million higher than the fourth quarter of 2019.
•Adjusted EBITDAR for the quarter was $18.5 million.
•Net Income from continuing operations was $6.5 million for the year and annual EBITDA was $20.1 million.
•Earnings per share from continuing operations was $0.30 for the fourth quarter of 2020 and $0.99 for the twelve months ended December 31, 2020.
See below for a reconciliation of all GAAP and non-GAAP financial results.
CEO Remarks
Commenting on the quarter, Jay McKnight, President and Chief Executive Officer, said, “I want to start our discussion of the quarter by thanking our team. Our regional and center level teams have been exemplary in their efforts to care for our patients and residents through the worst environment of any of our careers. Additionally, the corporate team supporting the centers has risen to the challenges placed upon them by the pandemic. We are so proud of our team, how they have supported one another, and how they have cared for the patients and residents entrusted to us.”
Mr. McKnight continued, "Despite the effect of the pandemic, we accomplished significant objectives as a company this year that we would like to highlight. As previously announced, we outsourced our therapy operations to Reliant Rehabilitation during the fourth quarter, which provided immediate benefit and we believe will provide additional benefit to us moving forward. Also in the fourth quarter, we exited the lone center that we operated in Florida and completed a related amendment of our master lease with Omega. Additionally, we outperformed our prior experience in the Texas Quality Incentive Payment Program. EBITDA for the quarter of $4.8 million capped off a year of financial improvement over 2019.”
COVID-19 Update
During 2020, we experienced reduced occupancy at our centers and incurred additional expenses preparing for and responding to the COVID-19 pandemic. We incurred $32.3 million of additional healthcare related expenses, inclusive of labor costs and the increased cost of personal protective equipment, testing, food and certain other supplies. We anticipate that during 2021 we will continue to incur significant expense and lost revenue arising from the pandemic.
Through December 31, 2020, we received $47.2 million of Provider Relief Funds. During 2020, we recognized $19.8 million of the Provider Relief Funds to offset the increased healthcare-related expenses that we incurred and the lost revenue that resulted from reduced occupancy. We also utilized $1.5 million to finance capital improvements to prevent the spread of COVID-19. The remaining Provider Relief Funds of $25.9 million as of December 31, 2020 were classified as deferred income on our consolidated balance sheet. Additionally, several of our states have temporarily increased Medicaid rates, resulting in $17.0 million of additional patient services revenue during 2020, and certain states provided $4.0 million of other financial assistance to aid us in managing through the pandemic.
The Centers for Disease Control and Prevention (“CDC”) and Centers for Medicare and Medicaid Services (“CMS”) have continued to issue and expand guidance to long-term care facilities to help mitigate the spread of COVID-19, including restrictions on visitation, nonessential workers and communal activities, among other measures. Although social contact restrictions have eased across the U.S., some restrictions remain in place, and some states have continued to impose or re-imposed certain restrictions due to increasing rates of COVID-19 cases. CMS has also issued reporting guidelines for our centers to follow. Reporting guidance requires us to notify residents and designated representatives of the occurrence of a single confirmed COVID-19 positive case, any subsequent positive cases, any COVID-19 positive new admission, and/or three or more cases of new onset respiratory symptoms occurring within 72 hours. Our centers remain compliant with regular reporting to the CDC and CMS regarding the number of COVID-19 cases in our centers, patient deaths, and other information. This information is reported in accordance with existing privacy regulations and statues for the safety and well-being of our residents.
We have taken measures to limit the spread of the virus in our centers, including screening protocols for staff, residents and visitors, and we continue to conduct COVID-19 testing in accordance with CMS guidelines. We are committed to keeping our residents and their designated representatives informed as we continue to navigate COVID-19 in our centers. We will continue to report aggregated COVID-19 data for the company on our website at https://dvcr.com/our-response-to-covid-19/ and provide center specific information on each of our center’s websites.
Fourth Quarter 2020 Results
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended December 31,
	2020	2019
Skilled nursing occupancy	67.6%	77.2%
As a percent of total census:
Medicare census	13.0%	8.8%
Managed Care census	5.5%	4.4%
As a percent of total revenues:
Medicare revenues	22.5%	17.9%
Medicaid revenues	44.2%	47.8%
Managed Care revenues	10.7%	10.3%
*Average rate per day:
Medicare	$502.33	$488.69
Medicaid	$182.93	$180.25
Managed Care	$426.10	$399.72

*Excludes COVID-19 stimulus payments

Patient revenues for the fourth quarter of 2020 were $119.5 million, representing a $1.4 million decrease from the fourth quarter of 2019. Due to the COVID-19 pandemic, we experienced quarter over quarter decreases in our Medicaid, Private and Hospice average daily census, which resulted in a $14.2 million decrease to patient revenues. The unfavorable impact was mitigated by an increase in our Medicare and Managed Care average daily census, which resulted in increased revenue of $7.3 million. Our Medicaid and Managed care rates increased quarter over quarter, contributing $1.5 million. During the fourth quarter of 2020, we recognized $5.4 million of Medicaid and Hospice state stimulus funds and $0.8 million of increased revenue from the suspension of sequestration under the provisions of the Cares Act.
Of the $47.2 million of Provider Relief Funds that we received under the Cares Act during 2020, we recognized $5.1 million of the funds during the fourth quarter of 2020, which combined with $4.0 million of state grant funds, were classified as other operating income in the Company's results of operations. The Provider Relief Funds and state grant funds that we recognized during the quarter were used to offset increased healthcare-related expenses and lost revenues attributable to COVID-19.
Operating expenses increased to $99.9 million, or 83.6% of revenue, in the fourth quarter of 2020 from $96.2 million, or 79.6% of revenue, in the fourth quarter of 2019. The increase in operating expenses was due to COVID-19 related expenses of $15.3 million, which included increased labor costs and increased cost for personal protective equipment, testing, food and certain other supplies. Excluding the increased healthcare-related expenses attributable to COVID-19, we benefited from our cost saving initiatives that favorably impacted our clinical labor costs and nursing and ancillary costs.
Lease expense decreased to $13.4 million in 2020 from $13.5 million in 2019, a decrease of $0.1 million, or 0.5%. On December 1, 2020, the Company entered into an agreement with Omega Healthcare Investors to transfer operations of a facility located in Florida to another operator. The agreement effectively amended the Omega Master Lease to remove this center, reduce the annual rent expense, and release the Company from any further obligations arising under the Omega Master Lease with respect to the Florida facility.
Professional liability expense for the fourth quarter of 2020 was $2.1 million, representing an increase of $0.3 million over the fourth quarter of 2019. Professional liability expense fluctuates from period to period based on the results of our third-party professional liability actuarial studies, the premium costs of purchased insurance, and the costs incurred in defending and settling existing claims.
General and administrative expenses for the fourth quarter of 2020 were $7.6 million, representing an increase of $0.8 million over the fourth quarter of 2019. The increase resulted from increased labor expense in addition to legal and consulting fees associated with the Company's debt refinance during the fourth quarter of October 2020.
Continuing operations reported income before taxes of $1.2 million in 2020, compared to a loss of $1.2 million in 2019. The benefit for income taxes was $0.8 million in 2020 compared to a provision for income taxes of $0.2 million in 2019. The basic and diluted loss per common share from continuing operations were $0.30 in 2020 compared to a basic and diluted loss per common share from continuing operations of $0.22 in 2019, respectively.

Conference Call Information
A conference call has been scheduled for Thursday, March 11, 2021 at 4:00 P.M. Central time (5:00 P.M. Eastern time) to discuss fourth quarter 2020 results. The conference call information is as follows:

Date:	Thursday, March 11, 2021
Time:	4:00 P.M. Central, 5:00 P.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	800.918.9477 Access Code: 21990614 The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through March 18, 2021, by dialing 800-633-8284 and entering Access Code 21990614.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, the potential adverse effect of the COVID-19 pandemic on the economy, our patients and residents and supply chain, including, changes in the occupancy of our centers, increased operation costs in addressing COVID-19, supply chain disruptions and uncertain demand, and the impact of any initiatives or programs that the Company may undertake to address financial and operations challenges faced by its patients served, the duration and severity of the COVID-19 pandemic and the extent and severity of the impact on the Company's patients and residents, actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting our centers, the impact of the CARES Act, the Paycheck Protection Program and Health Care Enhancement Act and any other COVID-19 relief aid adopted by governments or the implementation or modifications to such acts, including any obligation of the Company to repay any stimulus payments received under such relief aid, perceptions regarding the safety of senior living communities during and after the pandemic, changes in demand for senior living communities and our ability to adapt our sales and marketing efforts to meet the demand, changes in the acuity levels of our new residents, the disproportionate impact of COVID-19 on seniors generally and those residing in our communities, increased regulatory requirements, including unfunded mandatory testing, increased and enforcement actions resulting from COVID-19, including those that may limit our collection efforts for delinquent accounts and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or our response efforts, our ability to successfully integrate the operations of new nursing centers, as well as successfully operate all of our centers, our ability to increase census and occupancy rates at our centers, changes in governmental reimbursement, including the new Patient-Driven Payment Model that was implemented in October of 2019, government regulation, the impact of the Affordable Care Act, efforts to repeal or further modify the Affordable Care Act, and other health care reform initiatives, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, our ability to comply with the terms of our master lease agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, our ability to attract and retain qualified healthcare professionals, changes to our valuation of deferred tax assets, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others.

Diversicare provides long-term care services to patients in 61 skilled nursing and centers containing 7,250 skilled licensed nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2020	December 31, 2019
ASSETS:
Current Assets
Cash and cash equivalents	$30,821	$2,710
Receivables	53,691	60,521
Self insurance receivables	1,025	1,011
Other current assets	11,724	8,074
Total current assets	97,261	72,316

Property and equipment, net	43,320	47,755
Acquired leasehold interest, net	5,202	5,736
Operating lease assets	290,296	310,238
Other assets, net	3,773	4,323
TOTAL ASSETS	$439,852	$440,368

LIABILITIES AND SHAREHOLDERS’ DEFICIT:
Current Liabilities
Current portion of long-term debt and finance lease obligations	$1,660	$3,498
Trade accounts payable	13,901	14,641
Current portion of operating lease liabilities	28,583	23,736
Accrued expenses:
Payroll and employee benefits	15,393	16,780
Current portion of self-insurance reserves	12,665	13,829
Deferred income	25,900	—
Other current liabilities	14,743	11,545
Total current liabilities	112,845	84,029
Noncurrent Liabilities
Long-term debt and finance lease obligations, less current portion	58,526	70,637
Operating lease liabilities, less current portion	274,155	295,636
Self-insurance reserves, less current portion	15,476	16,291
Accrued litigation contingency	8,000	9,000
Other noncurrent liabilities	2,155	1,691
Total noncurrent liabilities	358,312	393,255

SHAREHOLDERS’ DEFICIT	(31,305)	(36,916)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$439,852	$440,368

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,
	2020	2019
PATIENT REVENUES, net	$119,523	$120,873
OTHER OPERATING INCOME	9,091	—
Operating expense	99,908	96,227
Facility-level operating income	28,706	24,646

EXPENSES:
Lease and rent expense	13,441	13,510
Professional liability	2,108	1,814
General and administrative	7,566	6,742
Depreciation and amortization	2,406	2,310
Total expenses less operating	25,521	24,376
OPERATING INCOME	3,185	270
OTHER INCOME (EXPENSE):
Other income	(561)	82
Debt retirement costs	(247)	—
Interest expense, net	(1,167)	(1,570)
	(1,975)	(1,488)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,210	(1,218)
BENEFIT (PROVISION) FOR INCOME TAXES	818	(150)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	2,028	(1,368)
NET LOSS FROM DISCONTINUED OPERATIONS:
Operating loss, net of taxes	(367)	(1,879)
DISCONTINUED OPERATIONS	(367)	(1,879)
NET INCOME (LOSS)	$1,661	$(3,247)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$0.30	$(0.22)
Discontinued operations	(0.05)	(0.29)
	$0.25	$(0.51)
Per common share – diluted
Continuing operations	$0.30	$(0.22)
Discontinued operations	$(0.05)	$(0.29)
	$0.25	$(0.51)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,655	6,471
Diluted	6,804	6,471

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Twelve Months Ended December 31,
	2020	2019
PATIENT REVENUES, net	$475,718	$475,020
OTHER OPERATING INCOME	23,802	—
Operating expense	389,248	380,870
Facility-level operating income	110,272	94,150

EXPENSES:
Lease and rent expense	54,001	52,990
Professional liability	8,310	6,996
Government settlement expense	—	3,100
General and administrative	27,691	28,009
Depreciation and amortization	9,069	9,122
Total expenses less operating	99,071	100,217
OPERATING INCOME (LOSS)	11,201	(6,067)
OTHER INCOME (EXPENSE):
Other income	53	281
Interest expense, net	(5,008)	(5,994)
Debt retirement costs	(247)	—
	(5,202)	(5,713)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	5,999	(11,780)
BENEFIT (PROVISION) FOR INCOME TAXES	531	(15,694)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	6,530	(27,474)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating loss, net of taxes	(1,371)	(9,322)
Gain on lease modification, net of tax	—	733
DISCONTINUED OPERATIONS	(1,371)	(8,589)
NET INCOME (LOSS)	$5,159	$(36,063)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$0.99	$(4.25)
Discontinued operations	(0.21)	(1.33)
	$0.78	$(5.58)
Per common share – diluted
Continuing operations	$0.97	$(4.25)
Discontinued operations	(0.20)	(1.33)
	$0.77	$(5.58)
DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$—	$0.17
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,615	6,459
Diluted	6,705	6,459

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2020	2019
NET INCOME (LOSS)	$5,159	$(36,063)
Discontinued operations	(1,371)	(8,589)
Net income (loss) from continuing operations	6,530	(27,474)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	9,069	9,122
Deferred income tax provision (benefit)	(1,227)	15,421
Provision for self-insured professional liability, net of cash payments	372	4,739
Stock based and deferred compensation	570	573
Debt retirement costs	247	—
Provision for leases, net of cash payments	3,063	3,897
Amortization of right-of-use assets	23,942	21,890
Government settlement expense	—	3,100
Other	482	1,507
Changes in other assets and liabilities affecting operating activities:
Receivables	6,816	9,200
Prepaid expenses and other assets	(3,060)	(6,693)
Trade accounts payable and accrued expenses	(579)	(1,793)
Deferred income	25,900	—
Operating lease liabilities	(23,938)	(21,154)
Cash provided by operating activities from continuing operations	48,187	12,335
Cash used in operating activities from discontinued operations	(1,371)	(7,003)
Cash provided by operating activities	46,816	5,332

Cash used in investing activities	(5,596)	(4,974)

Cash used in financing activities	(13,109)	(333)

Net increase in cash	28,111	25
Cash beginning of period	2,710	2,685
Cash end of period	$30,821	$2,710

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDAR
(In thousands)

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$1,661	$2,799	$1,452	$(753)	$(3,247)
Loss from discontinued operations, net of tax	367	374	387	243	1,879
Income tax provision (benefit)	(818)	209	182	(104)	150
Interest expense	1,167	1,172	1,209	1,460	1,570
Depreciation and amortization	2,406	2,098	2,278	2,288	2,310
EBITDA	4,783	6,652	5,508	3,134	2,662

EBITDA adjustments:
Debt retirement costs (a)	247	—	—	—	—
Adjusted EBITDA	$5,030	$6,652	$5,508	$3,134	$2,662

Lease expense (b)	$13,441	$13,524	$13,523	$13,512	$13,510

(a)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in October 2020.
(b)	As management, we evaluate Adjusted EBITDA exclusive of lease expense, or Adjusted EBITDAR, as a financial valuation metric. For the three month period ended December 31, 2020, Adjusted EBITDAR is calculated below.

Adjusted EBITDA	$5,030
Lease expense	13,441
Adjusted EBITDAR	$18,471

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. AND SUBSIDIARIES COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$1,661	$2,799	$1,452	$(753)	$(3,247)
Adjustments:
Debt retirement costs (a)	247	—	—	—	—
Discontinued operations, net of tax	367	374	387	243	1,879
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$2,275	$3,173	$1,839	$(510)	$(1,368)

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$0.34	$0.48	$0.28	$(0.08)	$(0.22)
Diluted	$0.33	$0.48	$0.28	$(0.08)	$(0.22)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,655	6,577	6,649	6,506	6,471
Diluted	6,804	6,626	6,704	6,506	6,471

(a)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in October 2020.

We have included certain financial performance and valuation measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Adjusted Net income (loss), which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss from discontinued operations, interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for debt retirement costs. We define Adjusted EBITDAR as Adjusted EBITDA adjusted for rent expense. We define Adjusted Net income (loss) as Net income (loss) adjusted for debt retirement costs and loss from discontinued operations.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net income (loss) may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted Net income (loss) in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted Net income (loss) should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.
We have included Adjusted EBITDAR in this press release because we believe that such information is used by certain investors as a measure of the Company’s valuation. We believe that Adjusted EBITDAR is an important financial valuation measure that is commonly used by our management, research analysts, investors, lenders and financial institutions, to compare the enterprise value of different companies in the healthcare industry, without regard to differences in capital structures and leasing arrangements. Adjusted EBITDAR is a financial valuation measure and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. As such, our presentation of Adjusted EBITDAR, should not be construed as a financial performance measure.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended December 31, 2020
	As of December 31, 2020			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds (4)	Available Nursing Beds (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2020 Q4 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	2,385	2,318	1,873	76.8%	79.0%	13.0%	$45.7	$474.17	$190.17
Kansas	464	464	329	71.0%	71.0%	20.6%	8.3	517.59	179.19
Mississippi	1,039	1,004	750	72.2%	74.7%	15.6%	18.2	472.57	196.68
Missouri	339	339	212	62.4%	62.4%	14.3%	3.9	580.28	147.36
Ohio	403	393	301	74.7%	76.6%	10.8%	7.9	585.42	188.61
Tennessee	775	709	524	67.7%	74.0%	16.7%	14.9	500.41	210.71
Texas	1,845	1,662	947	51.4%	57.0%	6.5%	20.6	573.69	153.60
Total	7,250	6,889	4,936	67.6%	71.1%	13.0%	$119.5	$502.33	$182.93

Note 1:	The Alabama region includes nursing centers in Alabama and Florida. The Tennessee region includes one nursing center in Indiana.
Note 2:	The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis. These percentages were calculated considering the impact of the transfer of operations of the Florida facility effective December 1, 2020.
Note 3:
These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients. These rates were calculated considering the impact of the transfer of operations of the Florida facility effective December 1, 2020.

Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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